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                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                              W. W. GRAINGER, INC.

                                       AND

                      PROJECT SOFTWARE & DEVELOPMENT, INC.





                                 APRIL 20, 1999




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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of April 20, 1999, by and between W.W. Grainger, Inc., an Illinois corporation (the "Purchaser"), and Project Software & Development, Inc., a Massachusetts corporation (the "Company").

         WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser 500,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock").

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms are used with the meanings given them herein:

         "Affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

         "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

         "Closing" means the closing of the sale and purchase of shares of Common Stock pursuant to the Agreement.

         "Closing Date" means 10:00 a.m. C.D.T. on such date as is five (5) business days following the satisfaction or waiver of the latest to occur of the conditions precedent described in Section 3.2 or such other time and date as shall be mutually agreed upon by the Purchaser and the Company.

         "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "Commission" means the Securities and Exchange Commission or any other




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governmental authority at the time administering the Securities Act or the
Exchange Act.

         "Confidential Information" shall have the meaning set forth in Section 4.3.

         "Contract" shall mean any contract, lease, sales order, purchase order, agreement, warranty, indenture, mortgage, note, bond, right, warrant or instrument, whether written or verbal.

         "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

         "Environmental Law" shall mean any Law that imposes liability or standards of conduct concerning, or otherwise relates to, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, as amended, the Clean Water Act of 1977, as amended, any so-called "Superfund" or "Superlien" Law (including those already referenced in this definition) and any other Law having a similar subject matter.

         "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all laws promulgated pursuant thereto or in connection therewith.

         "Exhibit" means an exhibit attached to the Agreement.

         "Hart-Scott-Rodino" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "Intellectual Property" shall mean all United States and foreign patents (including continuations, continuations-in-part, reissues and re-examinations thereof) and patent applications; registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; copyrights and copyright registrations (and applications for the same); trade secrets; computer







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data (including formulations and analyses), computer programs and software (in source code and object code form) and firmware and all related programming, user and systems documentation; inventions, processes and designs (whether or not patentable or reduced to practice); know-how and formulae; and all other intellectual property rights and assets.

         "Interim Financial Statements" shall have the meaning set forth in
Section 4.4.

         "Law" or "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection).

         "Lien" shall mean any lien (except for any lien for taxes not yet due and payable), mortgage, charge, restriction, pledge, security interest, option, lease, sublease or right of any third party.

         "Loss" and "Losses" means any and all actual out of pocket: losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees), taxes, penalties, fines, expenditures, judgments and awards.

         "Material Adverse Effect" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, which is materially adverse.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotations System.

         "Ordinary Course of Business" means ordinary course of business consistent with past practices.

         "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

         "Purchase Price" shall have the meaning set forth in Article II.

         "Representatives" has the meaning set forth in Section 4.4.

         "Section" means a Section (or a subsection) of the Agreement.





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         "Securities Act" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

         "Shares" shall have the meaning set forth in Article II.

         "Subsidiary" or "Subsidiaries" means any corporation or other entity of which at least 80% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by the Company or another subsidiary.

         "Voting Securities" means shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                                   ARTICLE II

                           SALE AND PURCHASE OF SHARES

         On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company 500,000 shares of Common Stock (the "Shares"). In consideration for the Shares, the Purchaser shall pay (the "Purchase Price") to the Company an amount equal to $14,500,000. At the Closing, the Purchaser shall deliver to the Company the Purchase Price by wire transfer of immediately available funds, and the Company will deliver to the Purchaser a certificate, as the Purchaser may request, registered in the name of the Purchaser evidencing the Shares.

                                   ARTICLE III

                                     CLOSING

         3.1. CLOSING OF SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, the Closing shall take place on the Closing Date.

         3.2. CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS. The Purchaser's obligation to purchase and pay for the Shares on the Closing Date is subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) Each of the representations and warranties of the Company contained in Article 5 of this Agreement shall be true and correct as of the date hereof and as of the Closing Date, except to the extent they expressly refer to another time or period, in which case they shall be true and correct as of such time or period.

                  (b) The Company and the Purchaser each shall have received all consents,







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         authorizations and approvals of governmental authorities which are required to be obtained in order to consummate the transactions contemplated hereby, including, without limitation, the expiration or termination of any applicable waiting periods under Hart-Scott-Rodino.

                  (c) No order, injunction or decree issued by any court or governmental authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Closing or any of the transactions contemplated thereby shall be in effect.

                  (d) There shall not be any suit, action, investigation, inquiry or other proceeding instituted by any governmental authority which seeks to enjoin or otherwise prevent consummation of the Closing or the transactions contemplated thereby or which would individually, or in the aggregate with each other failure to satisfy such condition, or in the aggregate with all other unsatisfied conditions that have not been waived result in a Material Adverse Effect.

                  (e) The Company shall have duly performed and complied in all material respects with each obligation, covenant, agreement and condition required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

                  (f) Since the date of this Agreement, there shall not have occurred any event, change or effect having, or that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (g) The Purchaser shall have received on the Closing Date the opinion of Foley, Hoag & Eliot L.L.P. to the effect that: (i) the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Company has the corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted; (iii) the execution, delivery and performance of this Agreement by the Company is within the corporate power and authority of the Company and does not require any additional consents or approvals of the shareholders of the Company;
         (iv) the Shares issued to the Purchaser pursuant to this Agreement have been duly authorized and validly issued; and (v) upon payment for the Shares pursuant to this Agreement, title to the Shares will pass to the Purchaser free and clear of any claim, Lien, adverse interest or incumbrance of any kind.

                  (h) Except as contemplated by this Agreement or as reasonably required to carry out their obligations hereunder, the Company and its Subsidiaries shall, through the Closing Date, have conducted their respective businesses only in the Ordinary Course of Business and, in addition, shall not have: (i) issued any capital stock or any options, warrants or other rights to subscribe for or purchase any of their capital stock or any securities convertible into or exchangeable for their capital stock (other than to employees





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         in the Ordinary Course of Business); (ii) directly or indirectly redeemed, purchased or otherwise acquired any of their capital stock;
         (iii) effected a split, reclassification or other change in or of any of their capital stock; (iv) amended their certificate or articles of incorporation, bylaws or equivalent documents (excepts as may have been necessary to comply with the applicable statutes, rules, regulations or orders issued by any governmental or regulatory authority); (v) merged or consolidated with any Person or entered into any agreement that provided for the merger or consolidation with any Person; or (vi) entered into any new material line of business or exited a current material line of business of the Company.

                  (i) The Purchaser shall have received a certificate executed by the Company's Chief Executive Officer and Chief Financial Officer stating that the representations and warranties of the Company are true and correct as of the date of execution of this Agreement and as of the Closing Date and that the Company has complied with all of its covenants set forth in this Agreement.

         3.3. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS. The Company's obligation to sell and issue the Shares on the Closing Date is subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) Each of the representations and warranties of the Purchaser contained in Article 6 of this Agreement shall be true and correct at the date hereof and as of the Closing Date as if made at and as of the Closing Date, except to the extent they expressly refer to another time or period, in which case they shall be true and correct as of such time or period.

                  (b) The Company and the Purchaser each shall have received all consents, authorizations and approvals of governmental authorities which are required to be obtained in order to consummate the transactions contemplated hereby, including, without limitation, the expiration or termination of any applicable waiting periods under Hart-Scott-Rodino.

                  (c) No order, injunction or decree issued by any court or governmental authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Closing or any of the transactions contemplated thereby shall be in effect.

                  (d) There shall not be any suit, action, investigation, inquiry or other proceeding instituted by any governmental authority which seeks to enjoin or otherwise prevent consummation of the Closing or the transactions contemplated thereby or which would individually, or in the aggregate with each other failure to satisfy such condition, or in the aggregate with all other unsatisfied conditions that have not been waived,



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         prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated hereby.

                  (e) The Purchaser shall have duly performed and complied in all material respects with each obligation, covenant, agreement and condition required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.


         3.4. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER AND THE COMPANY. The obligations of the Purchaser and the Company pursuant to this Agreement are subject to the execution, on or before the Closing Date, of the following agreements:

                  (a)      The Stock Option Agreement;

                  (b)      The Registration Rights Agreement; and

                  (c)      The Cooperation Agreement.

         The simultaneous Closing of the foregoing agreements shall satisfy this condition.

                                   ARTICLE IV

                      ADDITIONAL UNDERTAKINGS AND COVENANTS

         The Purchaser and the Company hereby covenant and agree with each other as follows:

         4.1.     CONSENTS AND APPROVALS.

                  (a) The Company and the Purchaser shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental and supragovernmental authorities and of private persons or entities with respect to the transactions contemplated by this Agreement, and to the performance of all other obligations of such parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any Agreement of any kind whatsoever to which the Purchaser, the Company or any of its Subsidiaries is a party or by which the Purchaser, the Company or any of its Subsidiaries is bound.

                  (b) The Purchaser and the Company shall (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supragovernmental authority in connection with the transactions contemplated by this





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         Agreement and (ii) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

                  (c) In addition to the obligations set forth in Section 4.1(b), as promptly as practicable, and in any event no later than fifteen (15) days following the execution of this Agreement, the Company and the Purchaser shall complete any filing that may be required pursuant to Hart-Scott-Rodino, or shall mutually agree that no such filing is required. The Company and the Purchaser shall diligently take (or fully cooperate in the taking of) all actions, and provide any additional information, required or reasonably requested in order to comply with the requirements of Hart-Scott-Rodino.

         4.2. PUBLICITY. Prior to the Closing Date, no public announcement or other publicity regarding the existence of this Agreement or its contents or the transactions contemplated hereby shall be made by Purchaser or the Company or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of the Purchaser and the Company, in any case, as to form, content, timing and manner of distribution or publication; provided, that nothing in this Section 4.2 shall prevent any party from (a) making any public announcement required by Law or the rules of any stock exchange so long as, if such party is Purchaser, Purchaser consults with the Company, and if such party is the Company, the Company consults with Purchaser, in each case as to the form, content, timing and manner of distribution or publication, (b) discussing this Agreement or its contents or the transactions contemplated hereby with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions or (c) enforcing its rights hereunder.

         4.3.     CONFIDENTIALITY.

                  (a) Without the prior written consent of the other party, any information relating to the Company or the Purchaser provided to or generated by either the Company or the Purchaser in connection with the transactions contemplated hereby which is confidential, proprietary, or otherwise not generally available to the public (but excluding (i) information obtained independently from third-party sources without knowledge that the source has violated any fiduciary or other duty not to disclose such information and (ii) other information that is in the public domain or otherwise publicly available) (the "Confidential Information") will be kept confidential by the other party and each of their respective directors, officers, employees and representatives (collectively, "Representatives"), using the same standard of care in safeguarding the Confidential Information as the parties hereto employ when protecting their own proprietary information which the parties desire not to disseminate or publish. It is understood (i) that such Representatives shall be informed by the Purchaser and the Company of the confidential nature of the Confidential Information, (ii) that such Representatives shall be



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         bound by the provisions of this section as a condition of receiving the
         Confidential Information and (iii) that, in any event, the Purchaser and the Company shall be responsible for any breach of this Agreement by any of its Representatives.

                  (b) Without the prior written consent of the Company, other than as required by applicable law, the Purchaser will not, and will direct its Representatives not to, disclose to any Person either the fact that the Confidential Information has been made available to the Purchaser or that the Purchaser has inspected any portion of the Confidential Information.

                  (c) If the Purchaser or its Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Purchaser will, as soon as practicable, notify the Company of such request or requirement so that the Company may seek an appropriate protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, the Purchaser or its Representatives are, in the opinion of the Purchaser's counsel, compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, the Purchaser may disclose only such of the Confidential Information to the party compelling disclosure as is required by law. The Purchaser shall not be liable for the disclosure of Confidential Information pursuant to the preceding sentence. The Purchaser will, prior to any said disclosure, exercise all reasonable efforts to assist the Company in obtaining a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

                  (d) The Purchaser's corporate policy prohibits any of its directors or employees who learn of material nonpublic information about the Company (or any other Person with whom the Purchaser does business) through the course of their employment from purchasing or selling securities of the Company (or any other such Person) or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         4.4. INTERIM FINANCIAL STATEMENTS. The Company has provided the Purchaser with unaudited consolidated financial statements of the Company and the subsidiaries, consisting of a balance sheet and an income statement covering the three months ended March 31, 1999 (such financial statements, "Interim Financial Statements"). The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles and have been prepared in a manner consistent with the financial statements contained in the Company Reports filed on Form 10-Q and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of its date.

         4.5. RULE 144 REQUIREMENTS. The Company shall use its best efforts to (a) file with the




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Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended; and (b) the Company shall otherwise reasonably cooperate with Purchaser to permit it to effect resales in accordance with Securities and Exchange Commission Rule 144.

         4.6. AGREEMENT NOT TO SELL. The Purchaser agrees not to sell its Shares for a period of one year from the date hereof; PROVIDED, HOWEVER, that if the Company and the Purchaser agree to extend the termination date of the Cooperation Agreement for an additional period of not less than one year, the Purchaser shall agree not to sell its Shares for an additional period of one year, except pursuant to the Purchaser's rights under the Registration Rights Agreement; PROVIDED, FURTHER, the obligations imposed by this Section 4.6 shall automatically terminate in the event of a change of control of the Company which shall be deemed to include, without limitation: (i) the merger of the Company with any other Person if the holders of the Company's common stock immediately prior to the merger own less than 50% of the common stock of the surviving parent company; (ii) the accumulation by any Person, other than a current stockholder of the Company, of more than 25% of the outstanding voting securities of the Company; and (iii) the resignation of both Mr. Robert Daniels and Mr. Norman E. Drapeau from the positions of Chairman of the Board and Chief Executive Officer of the Company respectively.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to the Purchaser as follows:

         5.1. ORGANIZATION AND STANDING. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate or equivalent power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. The Company and its Subsidiaries are duly qualified to conduct business and are in good standing in every jurisdiction in which the nature of the respective business conducted or Assets owned by it makes such qualification necessary (and the Subsidiaries are duly organized and validly existing under the laws of their respective jurisdiction of organization), except where the failure so to qualify (or to be organized and existing) would not have a Material Adverse Effect. The Company and the Subsidiaries each have all governmental licenses, authorizations, consents and approvals required to carry on its business as currently conducted except where the failure to hold such licenses, authorizations, consents or approvals would not have a Material Adverse Effect.

         5.2. AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares by the Company and compliance with all the




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provisions of this Agreement: (a) are within the corporate power and authority of the Company; (b) do not require any consent or approval of any stockholders of the Company; and (c) have been authorized by all required corporate proceedings on the part of the Company. The issuance and sale of the Shares will not trigger any current Company shareholders' rights plan or violate (or create any rights under) the provisions of M.G.L.A. chapters 110C, 110D, 110E and 110F. The Company has furnished to the Purchaser true and correct copies of the Company's Articles of Organization and By-Laws as in effect on the date of this Agreement. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject, however, to the limitations of enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent equitable remedies are only available in the discretion of the court from which they are sought.

         5.3. CAPITALIZATION. The authorized capital stock of the Company consists of 15,350,000 shares of Common Stock, of which 10,043,623 shares were outstanding as of the close of business on April 16, 1999, and 1,000,000 shares of undesignated preferred stock, none of which are issued or outstanding as of such date. All of the outstanding shares of Common Stock, and the Shares, have been duly authorized, and the outstanding shares of Common Stock are, and the Shares upon issuance and payment therefor as provided herein will be, validly issued, fully paid and nonassessable. The Company has no commitments to issue or deliver any shares of capital stock as of April 16, 1999, other than 1,172,878 shares subject to issuance pursuant to outstanding stock options and other than pursuant to the Company's Employee Stock Purchase Plan. Except as provided in the stockholders' rights plan adopted by the Company in January 1998, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote on any matter.

         5.4.     COMPANY REPORTS; FINANCIAL STATEMENTS.

                  (a) The Company's definitive Proxy Statements for its 1998 and 1999 Annual Meeting of Stockholders, (b) the Company's Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 1997, March 31, 1998, June 30, 1998, December 31, 1998, and March 31, 1999 (when filed) and (c) the Company's Annual Report on Form 10-K for the year ended September 30, 1998 may collectively, together with any such reports filed subsequent to the date hereof, be referred to as the "Company Reports". As of their respective dates the Company Reports complied (or when filed will comply) as to form in all material respects with the requirements of the Securities Act or the

         Exchange Act, as applicable, and the rules and regulations of the Commission. As of their respective dates, the Company Reports did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents (or will fairly present) in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flow included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents (or will fairly present) in all material respects the consolidated results of operations and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

         5.5. TAXES. The Company and each of its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any or its Subsidiaries except to the extent the failure to pay would not have a Material Adverse Effect. Such returns are true and accurate in all material respects. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes are, in the opinion of the Company, adequate.

         5.6.     GOVERNMENTAL FILINGS; NO VIOLATIONS.

                  (a) Other than the filings, permits, authorizations, consents, approvals and/or notices pursuant to or required by (i) Hart-Scott-Rodino, (ii) the Exchange Act, (iii) the Securities Act,
         (iv) state securities or "blue-sky" laws, and (v) NASDAQ, and except as may result from any facts or circumstances relating to the Purchaser or its affiliates, in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the issuance of the Shares, there are no filings, authorizations, consents, approvals or notices required with or by any Court, administrative agency, commission, government or regulatory authority, domestic or foreign, except those that the failure to make or obtain will not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Subject to compliance with the filings described in
         Section 5.7(a), the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the issuance of the Shares will not, constitute or result in (i) a breach or violation of, or a default under, the Articles of Organization or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a Lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries, (iii) any change in the rights or obligations of any party under any of those Contracts, (iv) the impairment of the Company's or any of its Subsidiaries' business or adversely affect any licenses or approvals necessary to enable the Company and its Subsidiaries to carry on their business as presently conducted, except for any conflict, breach, violation, default, acceleration, declaration, imposition or impairment that would not have a Material Adverse Effect.

         5.7.     LITIGATION AND LIABILITIES.

                  (a) Except as disclosed in the Company Reports filed prior to the date hereof, there are no actions, suits, claims, proceedings or investigations pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties before any governmental entity or otherwise that (i) individually or in the aggregate would be expected to have a Material Adverse Effect, (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or (iii) alleges criminal action or inaction. As of the date hereof, neither the Company, its Subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or that would reasonably be expected to have, a Material Adverse Effect or that would prevent or delay the consummation of the transactions contemplated hereby. Except as disclosed in the Company Reports, there are no pending or, to the knowledge of the Company, threatened claims for indemnification by the Company or any of its Subsidiaries in favor of directors, officers, employees and agents of the Company or any of its Subsidiaries.

         5.8. COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the Company Reports, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with all applicable Laws except in any such case for noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

         5.9. NO ADVERSE EFFECTS OR CHANGES. Since September 30, 1998, neither the Company nor any Subsidiary has experienced: (i) any Material Adverse Effect, (ii) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the Ordinary Course of Business, (iii) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the Ordinary Course of Business, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise,
(v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.

         5.10. MATERIAL CONTRACTS. All of the material Contracts of the Company and its Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto pursuant to Item 601 of Regulation S-K promulgated by the Commission are described in the Company Reports or filed as exhibits thereto. Neither the Company nor any of its Subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or in default under any such Contract, except for such breaches and defaults as individually or in the aggregate have not had and will not have a Material Adverse Effect.

         5.11.    YEAR 2000 COMPLIANCE.

                  (a) That the occurrence in or use by any of the Company's current or future versions of its software systems that the Company markets or licenses (collectively, the "Commercial Systems") of dates on or after January 1, 2000 ("Millennial Dates") will not materially adversely affect the Commercial Systems' performance with respect to date- dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing) and that the Commercial Systems will create, store, process and output information related to or including Millennial Dates without material error or omissions and at no additional cost to the Company; the foregoing warranty is subject to error-free input of date data in appropriate format to the Commercial Systems.

                  (b) That as of December 31, 1999, the occurrence in or use by any of the Company's current or future software systems used for its internal business operations (collectively, the "Internal Systems") of dates on or after January 1, 2000, will not materially adversely affect the Internal Systems' performance with respect to date- dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing) and that the Internal Systems will create, store, process and output information related to or including Millennial Dates without material error or omissions; the foregoing warranty is subject to error-free input of date data in appropriate format to the Internal Systems. The Company represents and warrants that, to its best estimates and knowledge, the costs associated with reaching the foregoing warranty status shall not materially adversely affect the Company.

         5.12. INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, technology, licenses, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Company Reports; the expiration in accordance with the terms of the applicable agreements of any patent, patent rights, trademarks, service marks, trade names or copyrights would not to the Company's knowledge have a Material Adverse Effect on the Company; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company.

         5.13.    ENVIRONMENTAL MATTERS.

                  (a) The Company and its Subsidiaries are in compliance with all Environmental Laws, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any liability, obligation or Lien under any Environmental Law; and

                  (b) the Company and its Subsidiaries are in possession of all Environmental Permits, if any, required for the conduct or operation of their respective businesses (or any part thereof), and are in compliance with all of the requirements and limitations included in such Environmental Permits.

         5.14. ACCURACY OF STATEMENTS. This Agreement and any schedule or certificate furnished or to be furnished by or on behalf of the Company or any Subsidiary to Purchaser in connection with this Agreement taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows:

         6.1. ORGANIZATION AND STANDING. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. The Purchaser is duly qualified to conduct its business and is in good standing in every jurisdiction in which the nature of the respective business conducted or Assets owned by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect, and has all governmental licenses, authorizations, consents and approvals required to carry on its business as currently conducted except where the failure to hold such licenses, authorizations, consents or approvals would not have a Material Adverse Effect.

         6.2. AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement: (a) are within the power and authority of the Purchaser; (b) do not require any consent or approval of any stockholders of the Purchaser; and (c) have been authorized by all required proceedings on the part of the Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

         6.3. NO REGISTRATION UNDER THE SECURITIES ACT. The Purchaser understands that the Shares to be purchased by it under this Agreement have not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such Common Stock being acquired hereunder subsequently is so registered or qualifies for exemption from registration under the Securities Act. The Purchaser acknowledges that, except as provided in that certain Registration Rights Agreement between the Company and the Purchaser and dated as of the date hereof, the Purchaser has no right to require the Company to register the Shares. The Purchaser understands and agrees that each certificate representing Shares shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE

         REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

         6.4. ACQUISITION FOR INVESTMENT. The Shares are being acquired under this Agreement by the Purchaser in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Shares will not be offered for sale, sold or otherwise transferred by the Purchaser without either registration or exemption from registration under the Securities Act it being understood that any sale or disposition of the Shares is in Purchaser's control.

         6.5. EVALUATION OF MERITS AND RISKS OF INVESTMENT. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Shares being acquired hereunder. The Purchaser understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such Shares for an indefinite period of time, inasmuch as such Shares have not been registered under the Securities Act). The Purchaser has had an opportunity to request, and has received or had access to, all information as the Purchaser has considered necessary to make a determination to purchase the Shares, and has had all questions which have been asked by the Purchaser satisfactorily answered by the Company. The Purchaser has not been offered the Shares by any form of general solicitations or general advertising.

         6.6.     STANDSTILL PROVISIONS.

                  (a) Until the fifth anniversary of the date of the execution of this Agreement, without the prior written approval of the Company, unless a change in control of the Company has occurred in the meantime, neither the Purchaser nor its Affiliates will (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase, tender offer or otherwise, any assets or Voting Securities of the Company or direct or indirect rights or options to acquire any assets or Voting Securities of the Company, or solicit or assist any other person so acquiring, offering to acquire or agreeing to acquire such assets or securities, rights or options, (ii) announce or publicly propose any extraordinary transaction involving the Company, or any Voting Securities or assets of the Company; (iii) make, or participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Commission), or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities;
         (iv) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities or (v) otherwise act, alone or in concert with others, to seek to control the management, board of directors, or policies of the Company; PROVIDED, HOWEVER, that the Purchaser may purchase shares of Common Stock other than the Shares without violating this section so long as such purchase, combined with the Shares, would not exceed 5% of the outstanding shares of the Company on a fully-diluted basis following such purchase.

                  (b) In the event that any time prior to the fifth anniversary of the execution of this Agreement, (i) the Board of Directors of the Company recommends to the stockholders of the Company an acquisition proposal involving a business combination proposed to be accounted for as a pooling of interests (a "Pooling Proposal"), and if at such time the Purchaser holds an amount of Common Stock equal to 5% or more of the then outstanding Common Stock, or (ii) the Company shall be advised in writing by its independent public accountants that the assertion by the Purchaser of statutory appraisal rights in respect of such Pooling Proposal (considered in light of all the facts and circumstances then known to such accountants, but without regard to the assertion of appraisal rights by any other stockholder of the Company) would be likely to preclude accounting for the transaction as a pooling, then in such event the Purchaser will refrain from perfecting its statutory appraisal rights, if any, in respect of the Pooling Proposal.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1. SURVIVAL. This Article VII and the agreements of the Company and the Purchaser contained in Section 4.2 (Publicity) and Section 4.3 (Confidentiality) shall survive the issuance and sale of the Shares in accordance with their terms. This Article VII and the agreements of the Company and the Purchaser contained in Section 7.3 (Expenses) shall survive the termination of this Agreement. All representations, warranties in Sections 5 and 6 (except Section 4.3, 4.5 and 6.6) shall survive for eighteen months from the Closing Date. The representations and warranties made in Section 6.6 shall survive for a period of five years from the Closing Date. The covenants made in
Section 4.3 and 4.5 shall survive indefinitely. All other covenants and agreements in this Agreement shall not survive the consummation of the issuance of the Shares or the termination of this Agreement.

         7.2. ADDITIONAL ACTIONS AND DOCUMENTS. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

         7.3. EXPENSES. Each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, except that the Company shall pay all required filing fees under Hart-Scott-Rodino.

         7.4. ASSIGNMENT. The Purchaser shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to a wholly-owned subsidiary or to designate any of its wholly-owned subsidiaries (to the extent permitted by Law) to receive directly the shares of Common Stock to be purchased hereunder or to exercise any of the rights of the Purchaser, or to perform any of its obligations. Except as set forth in the previous sentence and as otherwise expressly permitted hereunder, the Company and the Purchaser shall not assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the Company or the Purchaser of its respective rights or obligations under this Agreement, whether before or after the Closing, release the Company or the Purchaser from its respective liabilities and obligations hereunder.

         7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Disclosure Schedule, the Exhibits and other documents referred to herein or furnished pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

         7.6. WAIVER. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         7.7. SEVERABILITY. If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

         7.8. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

         7.9. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

         If to Purchaser:



         Prior to June 1, 1999                   After June 1, 1999

         W.W. Grainger, Inc.                     W.W. Grainger, Inc.
         455 Knightsbridge Parkway               100 Grainger Parkway
         Lincolnshire, Illinois 60069-3620       Lake Forest, Illinois 60045
         Attention: Secretary                    Attention: Secretary

         By Fax:  (847) 793-6398                 By Fax: (847) 535-9240

         with a copy to:

         Mayer, Brown & Platt
         190 South LaSalle Street
         Chicago, Illinois 60603

         Fax: (312) 701-7711
         Attention: Thomas N. Jersild

         If to the Company:

         Project Software & Development, Inc.
         100 Crosby Drive
         Bedford, MA 01730
         Fax: (781) 280-0207
         Attention: Chief Financial Officer

         with a copy to:

         Foley, Hoag & Eliot LLP
         One Post Office Square
         Boston, MA 02109
         Fax: (617) 832-7000
         Attention: Peter M. Rosenblum


Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         7.10. HEADINGS. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         7.11. EXECUTION IN COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         7.12. LIMITATION ON BENEFITS. The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

         7.13. BINDING EFFECT. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date first above written.


                                    THE PURCHASER

                                    W. W. GRAINGER, INC.

                                    By: /s/ John A. Schweig
                                        --------------------------------
                                        Name: John A. Schweig
                                        Its: Senior Vice-President


                                    THE COMPANY

                                    PROJECT SOFTWARE & DEVELOPMENT, INC.

                                    By: /s/ Norman E. Drapeau
                                        --------------------------------
                                        Name: Norman E. Drapeau
                                        Its: President and CEO